Exhibit 99.1

NYSE Amex: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Initiates Permit Applications for Third Powder River Basin Unit

Casper, Wyoming, March 24, 2010 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE Amex: URZ; TSX: URZ; Frankfurt: U9E) is pleased to announce that it has commenced preparation of environmental permit and license applications for its planned third ISR uranium mining unit in the central Powder River Basin (“PRB”) of Wyoming. This unit, newly named Jane Dough, includes the Doughstick, South Doughstick and North Jane uranium properties.

The Company’s first two mining units, the Nichols Ranch Unit and the Hank Unit, together make up the Nichols Ranch ISR Project, which is currently in the advanced permitting and licensing stage. The Nichols Ranch ISR Project applications were submitted in December 2007 to both the state and federal regulatory agencies (Wyoming Department of Environmental Quality and the US Nuclear Regulatory Commission, respectively). The NRC issued the draft supplemental environmental impact statement for the Nichols Ranch ISR Project in December 2009.

The Jane Dough permit area will be adjacent to and immediately south of the Nichols Ranch permit area (see PRB map), and the Company intends to add the Jane Dough Unit as an amendment to the Nichols Ranch ISR Project license, once that license has been received. Due to the proximity of these two units, it is likely that instead of building a satellite plant at Jane Dough, it will be possible to install pipelines to transfer the mining solutions to/from Jane Dough to the planned central processing plant at the Nichols Ranch Unit. This initiative could result in considerable capital cost savings for Jane Dough.

“We are very pleased with the progress of our Powder River Basin projects and view the planned Jane Dough Unit as an integral step towards expanded Wyoming uranium production that can take advantage of the reserve capacity we are licensing at the Nichols Ranch central processing plant,” stated Glenda Thomas, Uranerz General Manager of Wyoming Production.

National Instrument 43-101 reports have been prepared for the three properties that comprise the Jane Dough Unit. These reports are discussed in Uranerz news releases dated January 28, 2010 and March 1, 2010. The resource information is summarized in the table below:

Property Name	Pounds eU3O8 Measured*	Average Grade % eU3O8	Pounds eU3O8 Indicated*	Average Grade % eU3O8	Pounds eU3O8 Measured & Indicated*	Average Grade % eU3O8
South Doughstick	583,684(1)	0.122	1,268,989(1)	0.120	1,852,673(1)	0.121
Doughstick	112,140	0.074	407,603	0.074	519,743	0.074
North Jane	117,413(1)	0.103	245,580(1)	0.088	362,993(1)	0.092
TOTALS	813,237		1,922,172		2,735,432	0.108

(1) The pounds included in this table are directly attributable to Uranerz. Uranerz owns an 81% interest in the Arkose Mining Venture (“Arkose”) and is the project operator. Some of the property areas are owned by Arkose and some are owned 100% directly by Uranerz.
* The estimated mineral resources above are based on a grade range of <0.01% to 2.65% with a grade cut-off of 0.03% and grade-thickness** (“GT“) cut-off of 0.20.
** GT represents grade multiplied by the thickness and is calculated by multiplying eU3O8 grade (in percent) by gamma anomaly thickness (in feet) as determined from down-hole radiometric probing. For example, a drill hole that has 10 feet of 0.10% uranium mineralization has a GT of 1.0 and would be considered a good hole by ISR mining standards.

As is standard practice for Uranerz, the Company’s Manager of Environment, Health and Safety, Mike Thomas, will directly oversee the application preparation process and TRC Environmental Corporation (based in Laramie, Wyoming) will be the primary environmental consulting firm with Hydro-Engineering LLC (based in Casper, Wyoming) acting as the hydrologic consultant. By Uranerz serving as the general contractor for the preparation of environmental license applications, the Company is able to closely control costs and timelines, and can monitor results, thus ensuring a quality, cost-effective and complete application document.

Powder River Basin Regional Map

UNIT AREAS =
1 NICHOLS RANCH
2 HANK
3 NORTH RENO CREEK
4 WEST NORTH-BUTTE
5 NORTH ROLLING PIN
6 JANE DOUGH
IRIGARAY ISR MINE
CAMECO NORTH-BUTTE
CHRISTENSEN RANCH ISR MINE
MOORE RANCH
RUTH ISR TEST MINE
45N-77W
45N-76W
45N-75W
44N-77W
44N-76W
44N-75W
44N-74W
43N-77W
43N-76W
43N-75W
43N-74W
42N-77W
42N-76W
42N-75W
42N-74W
41N-77W
41N-76W
41N-75W
NOTE: ALL PROPERTY BOUNDARIES ARE APPROXIMATED
PROPERTY LEGEND
URANERZ ENERGY CORP.
ARKOSE MINING VENTURE (URANERZ ENERGY 81% UNITED NUCLEAR LLC 19%)
CAMECO RESOURCES
URANIUM ONE
0 10,000 Ft.
Uranerz
ENERGY CORPORATION
POWDER RIVER BASIN
UNIT AREAS
By: S.M.F.
Date: 3-9-2010
Datum: NAD27 UTM13
Revision Date:
Scale: 1"=18,000'
Dwg: PROPERTY OWNERSHIP

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company focused on achieving commercial ISR uranium production. The Company controls a strategic land position in the Pumpkin Buttes Uranium Mining District of the central Powder River Basin of Wyoming, U.S.A.

The Uranerz management team has specialized expertise in the ISR uranium mining method, and a record of licensing, constructing, and operating commercial ISR uranium projects. The Company has entered into long-term contracts for the sale of uranium to two of the largest nuclear utilities in the U.S., including Exelon.

Wyoming has a long and continuous commercial ISR uranium mining history dating back to 1987. Wyoming has the largest reserves, and is the largest producer of uranium, of any U.S. state.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or refer to the Company website www.uranerz.com. To review Company filings with the Securities and Exchange Commission visit www.sec.gov or www.sedar.com.

Cautionary statement
All mineral resources disclosed in this press release and in the NI 43-101 technical reports referenced herein have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as "NI 43-101". The NI 43-101 technical reports referred to herein include estimations of potential mineral resources for further development by the issuer, disclosed pursuant to the applicable provisions of NI 43-101. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the Industry Guide 7 ("Guide 7") of the U.S. Securities and Exchange Commission (the "SEC"). NI 43-101 and Guide 7 standards are substantially different. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This press release and the NI 43-101 technical reports referenced herein use or may use the terms "mineral resource," "measured mineral resource," "indicated mineral resource", "inferred mineral resource", “potential uranium exploration target”, “potential mineral resource”, “potential mineral deposit” and “potential target mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into Guide 7 reserves. “Potential target mineral resources” are strictly uncertain as to their existence, and strictly uncertain as to their economic and legal feasibility. "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a potential target resource or an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of any mineral resource exists or is economically or legally mineable. Disclosure of "contained pounds" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures.

Forward-looking statements
This press release may contain or refer to "forward-looking information" and "forward-looking statements" within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, permitting and development activities, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, and all statements containing projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.